NEWS RELEASE

FOR IMMEDIATE RELEASE

CONTACT: Randall M. Chesler, CEO
(406) 751-4722
Ron J. Copher, CFO
(406) 751-7706

GLACIER BANCORP, INC. ANNOUNCES
RESULTS FOR THE QUARTER ENDED MARCH 31, 2017

1st Quarter 2017 Highlights:

•	Net income of $31.3 million for the current quarter, an increase of $2.6 million, or 9 percent, over the prior year first quarter net income of $28.7 million.

•	Current quarter diluted earnings per share of $0.41, an increase of 8 percent from the prior year first quarter diluted earnings per share of $0.38.

•	Loan growth of $193 million, or 14 percent annualized, for the current quarter.

•	Core deposits increased $99.6 million, or 6 percent annualized, during the current quarter.

•	Net interest margin of 4.03 percent as a percentage of earning assets, on a tax equivalent basis, a 2 basis point increase over the 4.01 net interest margin in the first quarter of the prior year.

•	Dividend declared of $0.21 per share, an increase of $0.01 per share, or 5 percent, over the prior quarter. The dividend was the 128th consecutive quarterly dividend.

Financial Highlights

	At or for the Three Months ended
(Dollars in thousands, except per share and market data)	Mar 31, 2017	Dec 31, 2016	Mar 31, 2016
Operating results
Net income	$31,255	31,041	28,682
Basic earnings per share	$0.41	0.41	0.38
Diluted earnings per share	$0.41	0.41	0.38
Dividends declared per share [1]	$0.21	0.50	0.20
Market value per share
Closing	$33.93	36.23	25.42
High	$38.03	37.66	26.34
Low	$32.47	27.50	22.19
Selected ratios and other data
Number of common stock shares outstanding	76,619,952	76,525,402	76,168,388
Average outstanding shares - basic	76,572,116	76,525,402	76,126,251
Average outstanding shares - diluted	76,633,283	76,615,272	76,173,417
Return on average assets (annualized)	1.35%	1.33%	1.28%
Return on average equity (annualized)	11.19%	10.82%	10.53%
Efficiency ratio	55.57%	55.08%	56.53%
Dividend payout ratio [1]	51.22%	121.95%	52.63%
Loan to deposit ratio	78.91%	78.10%	74.65%
Number of full time equivalent employees	2,224	2,222	2,184
Number of locations	142	142	144
Number of ATMs	161	166	167

_______
[1] Includes a special dividend declared of $0.30 per share for the three months ended December 31, 2016.

KALISPELL, MONTANA, April 20, 2017 - Glacier Bancorp, Inc. (Nasdaq: GBCI) reported net income of $31.3 million for the current quarter, an increase of $2.6 million, or 9 percent, from the $28.7 million of net income for the prior year first quarter. Diluted earnings per share for the current quarter was $0.41 per share, an increase of $0.03, or 8 percent, from the prior year first quarter diluted earnings per share of $0.38. “This strong first quarter performance is a great start to 2017 for Glacier Bancorp,” said Randy Chesler, President and Chief Executive Officer. “Our 13 Bank divisions and the supporting staff groups did an excellent job,” Chesler said.

Asset Summary

				$ Change from
(Dollars in thousands)	Mar 31, 2017	Dec 31, 2016	Mar 31, 2016	Dec 31, 2016	Mar 31, 2016
Cash and cash equivalents	$234,004	152,541	150,861	81,463	83,143
Investment securities, available-for-sale	2,314,521	2,425,477	2,604,625	(110,956)	(290,104)
Investment securities, held-to-maturity	667,388	675,674	691,663	(8,286)	(24,275)
Total investment securities	2,981,909	3,101,151	3,296,288	(119,242)	(314,379)
Loans receivable
Residential real estate	685,458	674,347	685,026	11,111	432
Commercial real estate	3,056,372	2,990,141	2,680,691	66,231	375,681
Other commercial	1,462,110	1,342,250	1,172,956	119,860	289,154
Home equity	433,554	434,774	423,895	(1,220)	9,659
Other consumer	239,480	242,951	234,625	(3,471)	4,855
Loans receivable	5,876,974	5,684,463	5,197,193	192,511	679,781
Allowance for loan and lease losses	(129,226)	(129,572)	(130,071)	346	845
Loans receivable, net	5,747,748	5,554,891	5,067,122	192,857	680,626
Other assets	590,247	642,017	606,471	(51,770)	(16,224)
Total assets	$9,553,908	9,450,600	9,120,742	103,308	433,166

Total investment securities of $2.982 billion at March 31, 2017 decreased $119 million, or 4 percent, during the current quarter and decreased $314 million, or 10 percent, from the prior year first quarter. The decrease in the investment portfolio resulted from the Company redeploying the investment securities portfolio cash flow into the Company’s higher yielding loan portfolio. Investment securities represented 31 percent of total assets at March 31, 2017 compared to 33 percent of total assets at December 31, 2016 and 36 percent of total assets at March 31, 2016.

The Company experienced another strong quarter for loan growth with an increase of $193 million, or 14 percent annualized, during the current quarter. The loan category with the largest increase was other commercial loans which increased $120 million, or 9 percent, and included an increase of $42 million from municipal loans. Excluding the acquisition of Treasure State Bank (“TSB”), the loan portfolio increased $628 million, or 12 percent, since March 31, 2016 with the primary increase coming from growth in commercial real estate and other commercial loans of $351 million and $281 million, respectively. “First quarter loan growth was strong, driven by municipal lending growth and broad based activity across our thirteen Bank divisions,” Chesler said.

Credit Quality Summary

	At or for the Three Months ended	At or for the Year ended	At or for the Three Months ended
(Dollars in thousands)	Mar 31, 2017	Dec 31, 2016	Mar 31, 2016
Allowance for loan and lease losses
Balance at beginning of period	$129,572	129,697	129,697
Provision for loan losses	1,598	2,333	568
Charge-offs	(4,229)	(11,496)	(1,163)
Recoveries	2,285	9,038	969
Balance at end of period	$129,226	129,572	130,071
Other real estate owned	$17,771	20,954	22,085
Accruing loans 90 days or more past due	3,028	1,099	4,615
Non-accrual loans	50,674	49,332	53,523
Total non-performing assets	$71,473	71,385	80,223
Non-performing assets as a percentage of subsidiary assets	0.75%	0.76%	0.88%
Allowance for loan and lease losses as a percentage of non-performing loans	241%	257%	224%
Allowance for loan and lease losses as a percentage of total loans	2.20%	2.28%	2.50%
Net charge-offs as a percentage of total loans	0.03%	0.04%	—%
Accruing loans 30-89 days past due	$39,160	25,617	23,996
Accruing troubled debt restructurings	$38,955	52,077	53,311
Non-accrual troubled debt restructurings	$19,479	21,693	23,879
U.S. government guarantees included in non-performing assets	$1,690	1,746	2,247

Non-performing assets at March 31, 2017 were $71.5 million, with a slight increase from the prior quarter and a decrease of $8.8 million, or 11 percent, from a year ago. Non-performing assets as a percentage of subsidiary assets at March 31, 2017 was 0.75 percent which was a decrease of 13 basis points from the prior year first quarter of 0.88 percent. Early stage delinquencies (accruing loans 30-89 days past due) of $39.2 million at March 31, 2017 increased $13.5 million from the prior quarter and increased $15.2 million from the prior year first quarter with half of the increase from one loan that the Company is currently in the process of evaluating. The allowance for loan and lease losses (“allowance”) as a percent of total loans outstanding at March 31, 2017 was 2.20 percent, a decrease of 8 basis points from 2.28 percent at December 31, 2016.

Credit Quality Trends and Provision for Loan Losses

(Dollars in thousands)	Provision for Loan Losses	Net Charge-Offs (Recoveries)	ALLL as a Percent of Loans	Accruing Loans 30-89 Days Past Due as a Percent of Loans	Non-Performing Assets to Total Subsidiary Assets
First quarter 2017	$1,598	$1,944	2.20%	0.67%	0.75%
Fourth quarter 2016	1,139	4,101	2.28%	0.45%	0.76%
Third quarter 2016	626	478	2.37%	0.49%	0.84%
Second quarter 2016	—	(2,315)	2.46%	0.44%	0.82%
First quarter 2016	568	194	2.50%	0.46%	0.88%
Fourth quarter 2015	411	1,482	2.55%	0.38%	0.88%
Third quarter 2015	826	577	2.68%	0.37%	0.97%
Second quarter 2015	282	(381)	2.71%	0.59%	0.98%

Net charge-offs for the current quarter were $1.9 million compared to $4.1 million for the prior quarter and $194 thousand from the same quarter last year. The quarterly net charge-offs continue to experience a fair amount of volatility on a quarterly basis. There was $1.6 million of current quarter provision for loan losses, compared to $1.1 million in the prior quarter and $568 thousand in the prior year first quarter. Loan portfolio growth, composition, average loan size, credit quality considerations, and other environmental factors will continue to determine the level of the loan loss provision.

Supplemental information regarding credit quality and identification of the Company’s loan portfolio based on regulatory classification is provided in the exhibits at the end of this press release. The regulatory classification of loans is based primarily on collateral type while the Company’s loan segments presented herein are based on the purpose of the loan.

Liability Summary

				$ Change from
(Dollars in thousands)	Mar 31, 2017	Dec 31, 2016	Mar 31, 2016	Dec 31, 2016	Mar 31, 2016
Deposits
Non-interest bearing deposits	$2,049,476	2,041,852	1,887,004	7,624	162,472
NOW and DDA accounts	1,596,353	1,588,550	1,448,454	7,803	147,899
Savings accounts	1,035,023	996,061	879,541	38,962	155,482
Money market deposit accounts	1,516,731	1,464,415	1,411,970	52,316	104,761
Certificate accounts	941,628	948,714	1,063,735	(7,086)	(122,107)
Core deposits, total	7,139,211	7,039,592	6,690,704	99,619	448,507
Wholesale deposits	340,946	332,687	325,490	8,259	15,456
Deposits, total	7,480,157	7,372,279	7,016,194	107,878	463,963
Repurchase agreements	497,187	473,650	445,960	23,537	51,227
Federal Home Loan Bank advances	211,627	251,749	313,969	(40,122)	(102,342)
Other borrowed funds	8,894	4,440	6,633	4,454	2,261
Subordinated debentures	126,027	125,991	125,884	36	143
Other liabilities	94,776	105,622	118,422	(10,846)	(23,646)
Total liabilities	$8,418,668	8,333,731	8,027,062	84,937	391,606

The Company benefited from the current quarter growth in core deposits which increased $99.6 million, or 6 percent annualized, from the prior quarter. Excluding the TSB acquisition, core deposits increased $390 million, or 6 percent, from March 31, 2016. Non-interest bearing deposits of $2.049 billion at March 31, 2017 increased $7.6 million, or 37 basis points, from the prior quarter. Excluding the TSB acquisition, non-interest bearing deposits increased $149 million, or 8 percent, from March 31, 2016.

Securities sold under agreements to repurchase (“repurchase agreements”) of $497 million at March 31, 2017 increased $23.5 million, or 5 percent, from the prior quarter and increased $51.2 million, or 11 percent, from the prior year first quarter. Federal Home Loan Bank (“FHLB”) advances of $212 million at March 31, 2017 decreased $40.1 million, or 16 percent, from the prior quarter and decreased $102 million, or 33 percent, from the prior year first quarter due to the increase in deposits.

Stockholders’ Equity Summary

				$ Change from
(Dollars in thousands, except per share data)	Mar 31, 2017	Dec 31, 2016	Mar 31, 2016	Dec 31, 2016	Mar 31, 2016
Common equity	$1,139,652	1,124,251	1,088,359	15,401	51,293
Accumulated other comprehensive (loss) income	(4,412)	(7,382)	5,321	2,970	(9,733)
Total stockholders’ equity	1,135,240	1,116,869	1,093,680	18,371	41,560
Goodwill and core deposit intangible, net	(158,799)	(159,400)	(154,396)	601	(4,403)
Tangible stockholders’ equity	$976,441	957,469	939,284	18,972	37,157

Stockholders’ equity to total assets	11.88%	11.82%	11.99%
Tangible stockholders’ equity to total tangible assets	10.39%	10.31%	10.48%
Book value per common share	$14.82	14.59	14.36	0.23	0.46
Tangible book value per common share	$12.74	12.51	12.33	0.23	0.41

Tangible stockholders’ equity of $976 million at March 31, 2017 increased $19.0 million, or 2 percent, from the prior quarter primarily as a result of earnings retention and an increase in accumulated other comprehensive income. Tangible stockholders’ equity increased $37.2 million, or 4 percent, from a year ago, the result of earnings retention and $10.5 million of Company stock issued in connection with the TSB acquisition; such increases more than offset the increase in goodwill and other intangibles from the acquisition and the decrease in accumulated other comprehensive income. Tangible book value per common share at quarter end increased $0.23 per share from the prior quarter and increased $0.41 per share from a year ago.

Cash Dividend
On March 29, 2017, the Company’s Board of Directors declared a quarterly cash dividend of $0.21 per share, an increase of $0.01 per share, or 5 percent. The dividend was payable April 20, 2017 to shareholders of record April 11, 2017. Future cash dividends will depend on a variety of factors, including net income, capital, asset quality, general economic conditions and regulatory considerations.

Operating Results for Three Months Ended March 31, 2017
Compared to December 31, 2016 and March 31, 2016

Income Summary

	Three Months ended			$ Change from
(Dollars in thousands)	Mar 31, 2017	Dec 31, 2016	Mar 31, 2016	Dec 31, 2016	Mar 31, 2016
Net interest income
Interest income	$87,628	87,759	84,381	(131)	3,247
Interest expense	7,366	7,214	7,675	152	(309)
Total net interest income	80,262	80,545	76,706	(283)	3,556
Non-interest income
Service charges and other fees	15,633	15,645	14,681	(12)	952
Miscellaneous loan fees and charges	980	1,234	1,021	(254)	(41)
Gain on sale of loans	6,358	9,765	5,992	(3,407)	366
(Loss) gain on sale of investments	(100)	(757)	108	657	(208)
Other income	2,818	2,127	2,450	691	368
Total non-interest income	25,689	28,014	24,252	(2,325)	1,437
	$105,951	108,559	100,958	(2,608)	4,993
Net interest margin (tax-equivalent)	4.03%	4.02%	4.01%

Net Interest Income
In the current quarter, interest income of $87.6 million decreased $131 thousand, or 15 basis points, from the prior quarter which was primarily attributable to two less days during the current quarter. Current quarter interest income increased $3.2 million, or 4 percent, over the prior year first quarter. Current quarter interest income on commercial loans increased $5.5 million, or 12 percent, from the prior year first quarter which more than offset the $1.9 million decrease in investment interest income.

The current quarter interest expense of $7.4 million increased $152 thousand, or 2 percent, from the prior quarter and decreased $309 thousand, or 4 percent, from the prior year first quarter. The total cost of funding (including non-interest bearing deposits) for the current quarter was 37 basis points compared to 36 basis points for the prior quarter and 39 basis points for the prior year first quarter.

The Company’s net interest margin as a percentage of earning assets, on a tax-equivalent basis, for the current quarter was 4.03 percent compared to 4.02 percent in the prior quarter which was attributable to an increase in the earning asset yields from the continuing shift of lower yielding investments to higher yielding loans. The current quarter net interest margin increased 2 basis points over the prior year first quarter net interest margin of 4.01 percent, due to a 2 basis points decrease in cost of funds and the remix of earning assets to higher yielding loans. “The Bank divisions’ focus on growing core deposits combined with the shift of cash flow from the investment portfolio into higher yielding loans supported the current quarter’s 4.03 percent net interest margin,” said Ron Copher, Chief Financial Officer.

Non-interest Income
Non-interest income for the current quarter totaled $25.7 million, a decrease of $2.3 million, or 8 percent, from the prior quarter and an increase of $1.4 million, or 6 percent, over the same quarter last year. Service fee income of $15.6 million, increased by $952 thousand, or 6 percent, from the prior year first quarter as a result of the increased number of accounts. Gain on sale of loans for the current quarter decreased $3.4 million, or 35 percent, from the prior quarter and was driven by the seasonal activity. Gain on sale of loans for the current quarter increased $366 thousand, or 6 percent, from the prior year first quarter. Other income of $2.8 million, increased $691 thousand, or 32 percent, over the prior quarter and increased $368 thousand, or 15 percent, over the prior year first quarter principally due to the current quarter gain on sale of other real estate owned (“OREO”). Other income included a gain of $967 thousand from the sale of OREO and operating revenue of $15 thousand from OREO, a combined total of $982 thousand for the current quarter compared to $481 thousand for the prior quarter and $214 thousand for the prior year first quarter.

Non-interest Expense Summary

	Three Months ended			$ Change from
(Dollars in thousands)	Mar 31, 2017	Dec 31, 2016	Mar 31, 2016	Dec 31, 2016	Mar 31, 2016
Compensation and employee benefits	$39,246	38,826	36,941	420	2,305
Occupancy and equipment	6,646	6,692	6,676	(46)	(30)
Advertising and promotions	1,973	2,125	2,125	(152)	(152)
Data processing	3,124	3,409	3,373	(285)	(249)
Other real estate owned	273	2,076	390	(1,803)	(117)
Regulatory assessments and insurance	1,061	1,048	1,508	13	(447)
Core deposit intangibles amortization	601	608	797	(7)	(196)
Other expenses	10,420	11,933	10,546	(1,513)	(126)
Total non-interest expense	$63,344	66,717	62,356	(3,373)	988

The Company consolidated its Bank divisions’ individual core database systems into a single core database and re-issued debit cards with chip technology during 2016 (the Core Consolidation Project or “CCP”). Expenses related to the CCP were $741 thousand in the fourth quarter of 2016 and $834 thousand during the first quarter of 2016. Excluding CCP expenses, non-interest expense for the current quarter decreased $2.6 million, or 4 percent, over the prior quarter and increased $1.8 million, or 4 percent, over the prior year first quarter.

Compensation and employee benefits for the current quarter increased by $2.3 million, or 6 percent, from the prior year first quarter due to salary increases, vesting of restricted stock awards and the increased number of employees, including increases from the TSB acquisition. The current quarter OREO expense of $273 thousand included $234 thousand of operating expense, $21 thousand of fair value write-downs, and $18 thousand of loss from the sales of OREO. The current quarter other expenses decreased $1.5 million over the prior quarter primarily from decreases related to CCP, acquisition related expenses, and expenses connected with equity investments in New Market Tax Credit projects. Current quarter other expenses decreased $126 thousand, or 1 percent, from the prior year first quarter which was driven by decreased costs from CCP.

Efficiency Ratio
The current quarter efficiency ratio was 55.57 percent, a 49 basis points increase from the prior quarter efficiency ratio of 55.08 percent. Although there was a reduction in expenses, the decrease in gain on sale of loans during the current quarter drove the increase in the efficiency ratio from the prior quarter. The current quarter efficiency ratio decreased 96 basis points from the prior year first quarter ratio of 56.53 percent resulting from the increase in interest income on commercial loans, which was greater than the increase in non-interest expense.

Forward-Looking Statements
This news release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about management’s plans, objectives, expectations and intentions that are not historical facts, and other statements identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “should,” “projects,” “seeks,” “estimates” or words of similar meaning. These forward-looking statements are based on current beliefs and expectations of management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond the Company’s control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations in the forward-looking statements, including those set forth in this news release:

•	the risks associated with lending and potential adverse changes of the credit quality of loans in the Company’s portfolio;

•
changes in trade, monetary and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System or the Federal Reserve Board, which could adversely affect the Company’s net interest income and profitability;

•	changes in the cost and scope of insurance from the FDIC and other third parties;

•	legislative or regulatory changes, including increased banking and consumer protection regulation that adversely affect the Company’s business;

•	ability to complete pending or prospective future acquisitions, limit certain sources of revenue, or increase cost of operations;

•	costs or difficulties related to the completion and integration of acquisitions;

•	the goodwill the Company has recorded in connection with acquisitions could become impaired, which may have an adverse impact on earnings and capital;

•	reduced demand for banking products and services;

•	the reputation of banks and the financial services industry could deteriorate, which could adversely affect the Company's ability to obtain (and maintain) customers;

•	competition among financial institutions in the Company's markets may increase significantly;

•
the risks presented by continued public stock market volatility, which could adversely affect the market price of the Company’s common stock and the ability to raise additional capital or grow the Company through acquisitions;

•	the projected business and profitability of an expansion or the opening of a new branch could be lower than expected;

•
consolidation in the financial services industry in the Company’s markets resulting in the creation of larger financial institutions who may have greater resources could change the competitive landscape;

•	dependence on the Chief Executive Officer, the senior management team and the Presidents of Glacier Bank divisions;

•	material failure, potential interruption or breach in security of the Company’s systems and technological changes which could expose us to new risks (e.g., cybersecurity), fraud or system failures;

•	natural disasters, including fires, floods, earthquakes, and other unexpected events;

•	the Company’s success in managing risks involved in the foregoing; and

•	the effects of any reputational damage to the Company resulting from any of the foregoing.

The Company does not undertake any obligation to publicly correct or update any forward-looking statement if it later becomes aware that actual results are likely to differ materially from those expressed in such forward-looking statement.

Conference Call Information
A conference call for investors is scheduled for 11:00 a.m. Eastern Time on Friday, April 21, 2017. The conference call will be accessible by telephone and through the Internet. Interested individuals are invited to listen to the call by telephone at 877-561-2748 and the conference ID is 5756292. To participate on the webcast, log on to: http://edge.media-server.com/m/p/bi5xib4n. If you are unable to participate during the live webcast, the call will be archived on our Web site, www.glacierbancorp.com, or by calling 855-859-2056 with the ID 5756292 until May 5, 2017.

About Glacier Bancorp, Inc.
Glacier Bancorp, Inc. is a regional bank holding company providing commercial banking services in 88 communities in Montana, Idaho, Utah, Washington, Wyoming and Colorado. Glacier Bancorp, Inc. is headquartered in Kalispell, Montana, and  is the parent company for Glacier Bank, Kalispell and Bank divisions First Security Bank of Missoula; Valley Bank of Helena; Big Sky Western Bank, Bozeman; Western Security Bank, Billings; and First Bank of Montana, Lewistown, all operating in Montana; as well as Mountain West Bank, Coeur d’Alene operating in Idaho, Utah and Washington; Citizens Community Bank, Pocatello, operating in Idaho; 1st Bank, Evanston, operating in Wyoming and Utah;  First Bank of Wyoming, Powell and First State Bank, Wheatland, each operating in Wyoming; North Cascades Bank, Chelan, operating in Washington; and Bank of the San Juans, Durango, operating in Colorado.

Glacier Bancorp, Inc.
Unaudited Condensed Consolidated Statements of Financial Condition

(Dollars in thousands, except per share data)	March 31, 2017	December 31, 2016	March 31, 2016
Assets
Cash on hand and in banks	$124,501	135,268	104,222
Federal funds sold	190	—	1,400
Interest bearing cash deposits	109,313	17,273	45,239
Cash and cash equivalents	234,004	152,541	150,861
Investment securities, available-for-sale	2,314,521	2,425,477	2,604,625
Investment securities, held-to-maturity	667,388	675,674	691,663
Total investment securities	2,981,909	3,101,151	3,296,288
Loans held for sale	25,649	72,927	40,484
Loans receivable	5,876,974	5,684,463	5,197,193
Allowance for loan and lease losses	(129,226)	(129,572)	(130,071)
Loans receivable, net	5,747,748	5,554,891	5,067,122
Premises and equipment, net	175,283	176,198	192,951
Other real estate owned	17,771	20,954	22,085
Accrued interest receivable	48,043	45,832	47,363
Deferred tax asset	64,575	67,121	55,773
Core deposit intangible, net	11,746	12,347	13,758
Goodwill	147,053	147,053	140,638
Non-marketable equity securities	23,944	25,550	24,199
Other assets	76,183	74,035	69,220
Total assets	$9,553,908	9,450,600	9,120,742
Liabilities
Non-interest bearing deposits	$2,049,476	2,041,852	1,887,004
Interest bearing deposits	5,430,681	5,330,427	5,129,190
Securities sold under agreements to repurchase	497,187	473,650	445,960
FHLB advances	211,627	251,749	313,969
Other borrowed funds	8,894	4,440	6,633
Subordinated debentures	126,027	125,991	125,884
Accrued interest payable	3,467	3,584	3,608
Other liabilities	91,309	102,038	114,814
Total liabilities	8,418,668	8,333,731	8,027,062
Stockholders’ Equity
Preferred shares, $0.01 par value per share, 1,000,000 shares authorized, none issued or outstanding	—	—	—
Common stock, $0.01 par value per share, 117,187,500 shares authorized	766	765	762
Paid-in capital	749,381	749,107	736,664
Retained earnings - substantially restricted	389,505	374,379	350,933
Accumulated other comprehensive (loss) income	(4,412)	(7,382)	5,321
Total stockholders’ equity	1,135,240	1,116,869	1,093,680
Total liabilities and stockholders’ equity	$9,553,908	9,450,600	9,120,742

Glacier Bancorp, Inc.
Unaudited Condensed Consolidated Statements of Operations

	Three Months ended
(Dollars in thousands, except per share data)	March 31, 2017	December 31, 2016	March 31, 2016
Interest Income
Investment securities	$21,939	21,645	23,883
Residential real estate loans	7,918	8,463	8,285
Commercial loans	49,970	49,750	44,503
Consumer and other loans	7,801	7,901	7,710
Total interest income	87,628	87,759	84,381
Interest Expense
Deposits	4,440	4,497	4,795
Securities sold under agreements to repurchase	382	325	318
Federal Home Loan Bank advances	1,510	1,377	1,652
Federal funds purchased and other borrowed funds	15	18	18
Subordinated debentures	1,019	997	892
Total interest expense	7,366	7,214	7,675
Net Interest Income	80,262	80,545	76,706
Provision for loan losses	1,598	1,139	568
Net interest income after provision for loan losses	78,664	79,406	76,138
Non-Interest Income
Service charges and other fees	15,633	15,645	14,681
Miscellaneous loan fees and charges	980	1,234	1,021
Gain on sale of loans	6,358	9,765	5,992
(Loss) gain on sale of investments	(100)	(757)	108
Other income	2,818	2,127	2,450
Total non-interest income	25,689	28,014	24,252
Non-Interest Expense
Compensation and employee benefits	39,246	38,826	36,941
Occupancy and equipment	6,646	6,692	6,676
Advertising and promotions	1,973	2,125	2,125
Data processing	3,124	3,409	3,373
Other real estate owned	273	2,076	390
Regulatory assessments and insurance	1,061	1,048	1,508
Core deposit intangibles amortization	601	608	797
Other expenses	10,420	11,933	10,546
Total non-interest expense	63,344	66,717	62,356
Income Before Income Taxes	41,009	40,703	38,034
Federal and state income tax expense	9,754	9,662	9,352
Net Income	$31,255	31,041	28,682

Glacier Bancorp, Inc.
Average Balance Sheets

	Three Months ended
	March 31, 2017			March 31, 2016
(Dollars in thousands)	Average Balance	Interest & Dividends	Average Yield/ Rate	Average Balance	Interest & Dividends	Average Yield/ Rate
Assets
Residential real estate loans	$709,432	$7,918	4.46%	$726,270	$8,285	4.56%
Commercial loans [1]	4,372,299	51,335	4.76%	3,749,929	45,335	4.86%
Consumer and other loans	672,480	7,801	4.70%	653,839	7,710	4.74%
Total loans [2]	5,754,211	67,054	4.73%	5,130,038	61,330	4.81%
Tax-exempt investment securities [3]	1,245,358	17,761	5.70%	1,352,683	19,383	5.73%
Taxable investment securities [4]	1,857,335	10,575	2.28%	1,999,000	11,461	2.29%
Total earning assets	8,856,904	95,390	4.37%	8,481,721	92,174	4.37%
Goodwill and intangibles	159,089			154,790
Non-earning assets	369,274			390,891
Total assets	$9,385,267			$9,027,402
Liabilities
Non-interest bearing deposits	$1,970,654	$—	—%	$1,863,389	$—	—%
NOW and DDA accounts	1,575,928	247	0.06%	1,465,181	293	0.08%
Savings accounts	1,015,108	146	0.06%	863,764	104	0.05%
Money market deposit accounts	1,490,198	565	0.15%	1,406,718	553	0.16%
Certificate accounts	953,527	1,333	0.57%	1,071,055	1,564	0.59%
Wholesale deposits [5]	332,255	2,149	2.62%	335,126	2,281	2.74%
FHLB advances	271,225	1,510	2.23%	308,040	1,652	2.12%
Repurchase agreements and other borrowed funds	562,628	1,416	1.02%	521,565	1,228	0.95%
Total funding liabilities	8,171,523	7,366	0.37%	7,834,838	7,675	0.39%
Other liabilities	81,419			96,701
Total liabilities	8,252,942			7,931,539
Stockholders’ Equity
Common stock	766			761
Paid-in capital	748,851			736,398
Retained earnings	389,798			351,536
Accumulated other comprehensive (loss) income	(7,090)			7,168
Total stockholders’ equity	1,132,325			1,095,863
Total liabilities and stockholders’ equity	$9,385,267			$9,027,402
Net interest income (tax-equivalent)		$88,024			$84,499
Net interest spread (tax-equivalent)			4.00%			3.98%
Net interest margin (tax-equivalent)			4.03%			4.01%
__________

[1]	Includes tax effect of $1.4 million and $832 thousand on tax-exempt municipal loan and lease income for the three months ended March 31, 2017 and 2016, respectively.

[2]	Total loans are gross of the allowance for loan and lease losses, net of unearned income and include loans held for sale. Non-accrual loans were included in the average volume for the entire period.

[3]	Includes tax effect of $6.1 million and $6.6 million on tax-exempt investment securities income for the three months ended March 31, 2017 and 2016, respectively.

[4]	Includes tax effect of $338 thousand and $352 thousand on federal income tax credits for the three months ended March 31, 2017 and 2016, respectively.

[5]	Wholesale deposits include brokered deposits classified as NOW, DDA, money market deposit and certificate accounts.

Glacier Bancorp, Inc.
Loan Portfolio by Regulatory Classification

	Loans Receivable, by Loan Type			% Change from
(Dollars in thousands)	Mar 31, 2017	Dec 31, 2016	Mar 31, 2016	Dec 31, 2016	Mar 31, 2016
Custom and owner occupied construction	$92,835	$86,233	$68,893	8%	35%
Pre-sold and spec construction	68,736	66,184	59,220	4%	16%
Total residential construction	161,571	152,417	128,113	6%	26%
Land development	78,042	75,078	59,539	4%	31%
Consumer land or lots	94,840	97,449	93,922	(3)%	1%
Unimproved land	66,857	69,157	73,791	(3)%	(9)%
Developed lots for operative builders	13,046	13,254	12,973	(2)%	1%
Commercial lots	26,639	30,523	23,558	(13)%	13%
Other construction	272,184	257,769	166,378	6%	64%
Total land, lot, and other construction	551,608	543,230	430,161	2%	28%
Owner occupied	988,544	977,932	944,411	1%	5%
Non-owner occupied	964,913	929,729	806,856	4%	20%
Total commercial real estate	1,953,457	1,907,661	1,751,267	2%	12%
Commercial and industrial	739,475	686,870	664,855	8%	11%
Agriculture	411,094	407,208	372,616	1%	10%
1st lien	839,387	877,893	841,848	(4)%	—%
Junior lien	54,801	58,564	63,162	(6)%	(13)%
Total 1-4 family	894,188	936,457	905,010	(5)%	(1)%
Multifamily residential	162,636	184,068	197,267	(12)%	(18)%
Home equity lines of credit	405,309	402,614	379,866	1%	7%
Other consumer	153,159	155,193	150,047	(1)%	2%
Total consumer	558,468	557,807	529,913	—%	5%
Other	470,126	381,672	258,475	23%	82%
Total loans receivable, including loans held for sale	5,902,623	5,757,390	5,237,677	3%	13%
Less loans held for sale [1]	(25,649)	(72,927)	(40,484)	(65)%	(37)%
Total loans receivable	$5,876,974	$5,684,463	$5,197,193	3%	13%

_______
[1] Loans held for sale are primarily 1st lien 1-4 family loans.

Glacier Bancorp, Inc.
Credit Quality Summary by Regulatory Classification

	Non-performing Assets, by Loan Type			Non- Accrual Loans	Accruing Loans 90 Days or More Past Due	Other Real Estate Owned
(Dollars in thousands)	Mar 31, 2017	Dec 31, 2016	Mar 31, 2016	Mar 31, 2017	Mar 31, 2017	Mar 31, 2017
Custom and owner occupied construction	$—	—	995	—	—	—
Pre-sold and spec construction	227	226	—	227	—	—
Total residential construction	227	226	995	227	—	—
Land development	8,856	9,864	18,190	1,482	—	7,374
Consumer land or lots	1,728	2,137	1,751	754	—	974
Unimproved land	12,017	11,905	11,651	8,137	—	3,880
Developed lots for operative builders	116	175	457	—	—	116
Commercial lots	1,255	1,466	1,333	—	—	1,255
Total land, lot and other construction	23,972	25,547	33,382	10,373	—	13,599
Owner occupied	17,956	18,749	12,130	16,109	148	1,699
Non-owner occupied	3,194	3,426	4,354	3,194	—	—
Total commercial real estate	21,150	22,175	16,484	19,303	148	1,699
Commercial and industrial	4,466	5,184	6,046	4,298	65	103
Agriculture	1,878	1,615	3,220	1,488	390	—
1st lien	10,047	9,186	11,041	8,037	296	1,714
Junior lien	1,335	1,167	1,111	1,286	49	—
Total 1-4 family	11,382	10,353	12,152	9,323	345	1,714
Multifamily residential	388	400	432	388	—	—
Home equity lines of credit	6,008	5,494	5,432	5,136	232	640
Other consumer	202	391	280	138	48	16
Total consumer	6,210	5,885	5,712	5,274	280	656
Other	1,800	—	1,800	—	1,800	—
Total	$71,473	71,385	80,223	50,674	3,028	17,771

Glacier Bancorp, Inc.
Credit Quality Summary by Regulatory Classification (continued)

	Accruing 30-89 Days Delinquent Loans, by Loan Type			% Change from
(Dollars in thousands)	Mar 31, 2017	Dec 31, 2016	Mar 31, 2016	Dec 31, 2016	Mar 31, 2016
Custom and owner occupied construction	$380	$1,836	$—	(79)%	n/m
Pre-sold and spec construction	488	—	304	n/m	61%
Total residential construction	868	1,836	304	(53)%	186%
Land development	—	154	198	(100)%	(100)%
Consumer land or lots	432	638	796	(32)%	(46)%
Unimproved land	938	1,442	1,284	(35)%	(27)%
Commercial lots	258	—	—	n/m	n/m
Other construction	7,125	—	—	n/m	n/m
Total land, lot and other construction	8,753	2,234	2,278	292%	284%
Owner occupied	6,686	2,307	4,552	190%	47%
Non-owner occupied	405	1,689	1,466	(76)%	(72)%
Total commercial real estate	7,091	3,996	6,018	77%	18%
Commercial and industrial	6,796	3,032	4,907	124%	38%
Agriculture	3,567	1,133	659	215%	441%
1st lien	7,132	7,777	5,896	(8)%	21%
Junior lien	848	1,016	759	(17)%	12%
Total 1-4 family	7,980	8,793	6,655	(9)%	20%
Multifamily Residential	2,028	10	—	20,180%	n/m
Home equity lines of credit	703	1,537	2,528	(54)%	(72)%
Other consumer	1,317	1,180	607	12%	117%
Total consumer	2,020	2,717	3,135	(26)%	(36)%
Other	57	1,866	40	(97)%	43%
Total	$39,160	$25,617	$23,996	53%	63%

_______
n/m - not measurable

Glacier Bancorp, Inc.
Credit Quality Summary by Regulatory Classification (continued)

	Net Charge-Offs (Recoveries), Year-to-Date Period Ending, By Loan Type			Charge-Offs	Recoveries
(Dollars in thousands)	Mar 31, 2017	Dec 31, 2016	Mar 31, 2016	Mar 31, 2017	Mar 31, 2017
Custom and owner occupied construction	$—	(1)	—	—	—
Pre-sold and spec construction	(11)	786	(28)	—	11
Total residential construction	(11)	785	(28)	—	11
Land development	(33)	(2,661)	(100)	—	33
Consumer land or lots	(57)	(688)	(240)	—	57
Unimproved land	(96)	(184)	(34)	—	96
Developed lots for operative builders	(5)	(27)	(12)	—	5
Commercial lots	(2)	27	23	—	2
Total land, lot and other construction	(193)	(3,533)	(363)	—	193
Owner occupied	795	1,196	(27)	888	93
Non-owner occupied	(1)	44	(1)	—	1
Total commercial real estate	794	1,240	(28)	888	94
Commercial and industrial	344	(370)	69	470	126
Agriculture	(3)	50	(1)	—	3
1st lien	(15)	487	47	44	59
Junior lien	(16)	60	(15)	—	16
Total 1-4 family	(31)	547	32	44	75
Multifamily residential	—	229	229	—	—
Home equity lines of credit	12	611	179	75	63
Other consumer	(11)	257	95	73	84
Total consumer	1	868	274	148	147
Other	1,043	2,642	10	2,679	1,636
Total	$1,944	2,458	194	4,229	2,285

Visit our website at www.glacierbancorp.com